Exhibit 10.1

                        BOARD OF DIRECTORS COMPENSATION
                               December 16, 2005

Retainer                                  $2,000/month


Board Meetings                              $1,500
                                       $1,000 telephonic


Committee Chair Retainer          $5,000 Audit and Executive
                                  $3,000 Comp and Governance


Committee Meetings                           $1,000
                                        $500 telephonic


Options                             3,000 shares annually on annual
                                            meeting date(1)


Restricted Stock Units           $15,000 equivalent value annually(2)
(Performance Units)


Deferred Comp Plan                          Yes(3)


D&O                                           Yes

 (1) Effective with the annual meeting of shareholders to be held in (a) 2006 with respect to Class I Directors, (b) 2007 with respect to each person elected a Class II Director in 2004, and (c) 2008 with respect to each person elected a Class III Director in 2005. All directors elected by the Board to fill a vacancy shall receive an initial grant of options with respect to 3,000 shares upon election by the Board.

(2)   See attached Appendix A.

(3) No change in calculation of deferred benefit; will now require annual election to be filed before January 1 as to the amount of fees to be deferred in the next fiscal year and the payment options for those deferred amounts.
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                       BOARD OF DIRECTORS COMPENSATION
                                  APPENDIX A

                               DECEMBER 16, 2005

      This Appendix A describes the award of Performance Units to Directors pursuant to the Corporation's Director Compensation policy adopted December 16, 2005 (the "Policy").

1. GRANTS OF PERFORMANCE UNITS. Each person who is a Director on the first business day of a Fiscal Year which begins on or after January 1, 2006 is
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hereby awarded (a) that number of whole and fractional Performance Units
("Units") which is determined by dividing (i) $15,000 by (ii) the Fair Market Value of the Common Stock on such date and (b) the related Dividend Equivalents specified in paragraph 2 on such date in consideration of the services as a Director to be performed by such person during such Fiscal Year. Each person who is first elected a Director on a date other than the first business day of a Fiscal Year is hereby awarded such Units and the related Dividend Equivalents specified in paragraph 2 on the date of such election in consideration of the services as a Director to be performed by such person during the remainder of such Fiscal Year. Fractional Units shall be rounded to the nearest one-ten-thousandth of a Unit.

2. GRANTS OF DIVIDEND EQUIVALENTS. Dividend Equivalents are hereby granted with respect to each grant of Units made pursuant to paragraph 1 and shall be credited to the Grantee in the form of whole and fractional Units ("Additional Units") which shall be subject to the same terms and conditions as the Units granted pursuant to paragraph 1. Additional Units, once credited to Grantee pursuant to this paragraph, shall be referred to as "Units."

3. GRANT AGREEMENT. A Grant Agreement in a form approved by the Committee shall evidence the award of the Units pursuant to this Policy.

4. SETTLEMENT OF UNITS. Units shall be distributed promptly following the Grantee's Termination of Service; provided, however, that a Grantee may elect, prior to (a) the first day of any Fiscal Year, in the case of a person who was a Director prior to the first day of such Fiscal Year, and (b) prior to election as a Director, in the case of a person who was not a Director on the first day of the Fiscal Year in which he first became a Director, that Units attributable to a Fiscal Year Grant may be deferred for a period of up to two years from the date on which settlement and distribution would otherwise occur. Any such election shall be made in accordance with the provisions of the Grant Agreement evidencing the award of the Units pursuant to this Policy and the provisions of Code Section 409A.

5. AMENDMENT OR TERMINATION. The award of Units provided for by the Policy may be amended or terminated as to any Fiscal Year subsequent to such amendment or termination.

6. 2000 STOCK INCENTIVE PLAN. The Units shall be awarded pursuant to the terms of the Corporation's 2000 Stock Incentive Plan (the "Plan"). Unless otherwise defined, all terms used in this Appendix, when capitalized, have the same meaning as such terms are defined in the Plan and each such definition is hereby incorporated by this reference.
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